SUMMIT BANCSHARES, INC. AND SUBSIDIARIES
                                  EXHIBIT 21
                        SUBSIDIARIES OF THE CORPORATION




SUBSIDIARIES                                 STATE OF INCORPORATION
------------                                 ----------------------
Summit National Bank,
Fort Worth, Texas                            National Association

Alta Mesa National Bank,
Fort Worth, Texas                            National Association

Camp Bowie National Bank,
Fort Worth, Texas                            National Association

Summit Bancservices, Inc.,
Fort Worth, Texas                            Texas